Exhibit F-3


                        November 6, 2000







Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


     Ladies and Gentlemen:

     Referring to the Application-Declaration on
Form U-1, as amended (File No. 70-9753) (hereinafter referred to as the "Application-Declaration"), filed with the Securities and Exchange Commission (the "Commission") under the Public Utility Holding Company Act of 1935, as amended (the "Act"), by Entergy Corporation ("Entergy"), System Energy Resources, Inc. and the other companies named therein contemplating, among other things, the participation by Entergy in one or more Supplementary Capital Funds Agreements and Assignments, as referred to and described in the Application-Declaration, we advise as follows:

     1. All action necessary to make valid the participation by Entergy in the proposed transactions shall have been taken when:

          (a) the Application-Declaration shall have been granted and permitted to become effective in accordance with the applicable provisions of the Act; and

          (b) the proposed Supplementary Capital Funds Agreements and Assignments shall have been duly authorized, executed and delivered by each of the proposed parties thereto.

     2. When the foregoing steps shall have been taken and in the event the proposed transactions are otherwise consummated in accordance with the Application-Declaration and the related order or orders of the Commission:

          (a) all state laws which relate or are applicable to the participation by Entergy in the proposed transactions will have been complied with; and

November 6, 2000
Page 2


          (b) the consummation of the proposed transactions by Entergy will not violate the legal rights of the holders of any securities issued by Entergy or any associate company thereof.


     We are members of the New York Bar and do not hold ourselves out as experts on the laws of the state of Delaware, but we have made a study of such laws insofar as they are involved in the conclusions stated in this opinion. This opinion is limited to the laws of the state of New York, the General Corporate Law of the state of Delaware and the reported judicial decisions interpreting the Delaware laws, and the federal laws of the United States of America.

     We hereby consent to the use of this opinion as an exhibit to the Application-Declaration.

                                Very truly yours,

                                /s/ Thelen Reid & Priest LLP

                                THELEN REID & PRIEST LLP